Exhibit 99.1

INFORMATION STATEMENT SUPPLEMENT DATED SEPTEMBER 26, 2012

The following additional disclosure supplements disclosure contained in Notice of Written Consent and Appraisal Rights and Information Statement (the “Information Statement”), dated September 12, 2012, mailed to stockholders of Deltek, Inc. (“Deltek” or the “Company”) in connection with the proposed merger contemplated by the Agreement and Plan of Merger, dated August 26, 2012, by and among the Company, Project Diamond Holdings Corporation (“Parent”) and Project Diamond Merger Corp. (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Fund IX, L.P. and Thoma Bravo Fund X, L.P.

Litigation Relating to the Merger

As disclosed in the Information Statement under the heading “The Merger—Litigation Related to the Merger,” following the announcement of the merger agreement, a putative class action lawsuit, entitled Bushansky v. Deltek, Inc. et al., Case No. 7827-12-VCP, was filed against Deltek, the board of directors of the Company, Thoma Bravo, L.L.C., Parent, and Merger Sub in the Court of Chancery of the State of Delaware, New Castle County. On September 26, 2012, the Company and the other defendants reached an agreement-in-principle with the plaintiff regarding the settlement of this lawsuit. In connection with the settlement, the additional disclosures set forth herein are being made to stockholders of the Company. Stockholders of the Company should consider this additional disclosure in determining whether to exercise their rights of appraisal described in the Information Statement under the heading “The Merger—Appraisal Rights.”

The parties contemplate that the agreement-in-principle will be further documented by the parties in a settlement agreement that will contain customary provisions and further agree that approval of the settlement must, and will, be sought from the court following notice to the stockholders of the Company and consummation of the merger. In connection with the approval of the settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by the Company. There can be no assurance that the parties will ultimately enter into a written settlement agreement or that the court will approve the settlement even if the parties were to enter into such an agreement. If the court does not approve the settlement, the proposed settlement as contemplated by the agreement-in-principle may be terminated.

The settlement will not affect the amount or type of merger consideration stockholders of the Company will receive in the merger.

The Company and the other defendants vigorously deny all liability with respect to the facts and claims alleged in the lawsuit, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, in order to avoid the substantial burden, expense, inconvenience and distraction of continued litigation, to fully and finally resolve the settled claims and to provide information to the Company’s stockholders at a time and in a manner that would not cause any delay of the merger, the Company and the other defendants agreed to the settlement described above.

SUPPLEMENTAL INFORMATION TO THE INFORMATION STATEMENT

In connection with the settlement of the litigation, the Company has agreed to supplement certain disclosures in the Information Statement. The supplements are set forth below. New text is bolded and underlined, and deleted text is struck through.

The disclosure in the second paragraph from the top of page 12 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“In the fourth quarter of 2011, the Board of Directors began to explore the possible sale of the Company. ~~On January 20, 2012, representatives from Greenhill & Co., LLC (“Greenhill”) met with~~ Alok Singh (the Lead Director of the Company’s Board of Directors~~) and Jack Qian and Teresa Teodori from~~ and a Managing Director of New Mountain Capital, LLC (“New Mountain Capital”) (see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 85)) discussed with various other directors that the Company had grown organically and through acquisitions, that general market conditions appeared to be showing improvement, and that it could be timely to consider a sale as a way to generate value for all shareholders. On January 20, 2012, representatives from Greenhill & Co., LLC (“Greenhill”) met with Mr. Singh and Jack Qian and Teresa Teodori from New Mountain Capital to discuss the possibility of Greenhill being retained to advise the Company regarding a potential sale of the Company. Following this presentation, Kevin Parker, the Company’s Chairman, President and Chief Executive Officer, and representatives from New Mountain Capital, including ~~Alok~~Mr. Singh, met with Greenhill on January 30, 2012 to discuss a potential sale process and timing considerations. On February 10, 2012, members of the Greenhill team traveled to Herndon, Virginia to meet with Company’s management for a further working session.”

The disclosure in the fourth paragraph from the top of page 12 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On April 23, 2012, the Board of Directors met to receive a process update and to consider a possible spinoff in addition to the potential sale of the Company. Representatives of Greenhill reviewed progress in working with management toward a late-April launch of a process to achieve a potential sale, its meetings with Credit Suisse in respect to financial modeling and the contemplated terms of a stapled financing package, and the factors favoring a sale. The Board members and representatives from Greenhill discussed valuation information and related analyses. Furthermore, Greenhill representatives reviewed with the Board the potential sale process calendar, and its proposed plans to meet with 19 financial sponsors and strategic investors in the coming weeks as an integral part of the sale process. Greenhill also reviewed the potential reasoning for a financial or strategic bidder’s interest in acquiring the Company. The Board then considered the subject of a potential spinoff of a social enterprise software project called Kona, then in the early stages of development by the Company, in addition and prior to completing a potential Company sale. Following a management presentation of the various alternatives and related advice from Greenhill representatives, and taking into account such factors as the early stage of development of the Kona project, its lack of a revenue base or a defined strategy for generating revenue, and the attendant difficulty and expense of determining the proper value of Kona if it were spun off, the Board declined to move forward with the potential spinoff after discussion.”

The disclosure in the fifth paragraph from the top of page 12 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On April 27, 2012, representatives of Greenhill contacted six potential strategic bidders. Between April 30, 2012 and May 1, 2012, representatives of Greenhill contacted 14 potential financial sponsors. In identifying potentially interested parties, Greenhill targeted potential bidders that had experience investing in software companies. For financial sponsors, Greenhill also considered whether the party likely had the ability to fund an equity investment of suitable size in light of the anticipated valuation of the Company. For potential strategic bidders, Greenhill further considered whether there was a good strategic fit with, and cross-selling opportunities between, each potential bidder’s product lines and customers and the Company’s product lines and customers. Following these initial contacts, Greenhill sent non-confidential marketing materials, including a Company briefing, public information book and a form confidentiality agreement, to interested parties.”

The disclosure in the first paragraph from the top of page 13 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On May 7, 2012, Mr. Parker and Michael Corkery, Chief Financial Officer and Executive Vice President of the Company, and representatives from Greenhill met with Strategic Party A to present and discuss the comprehensive overview and the supplemental financial information that had been provided. Between May 16 and May 21, 2012, the Company and Greenhill met in person with eight separate parties (including Thoma Bravo), either in person or by telephone to present and discuss the comprehensive overview and the supplemental financial information that had been provided. Strategic Party A officially withdrew from the sale process on May 21, 2012 based on a lack of strategic alignment between it and the Company (including differing views on the importance of the professional services market).”

The disclosure in the last paragraph on the bottom of page 13 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“The Company received six initial indications on June 6, 2012, all from financial sponsors. In connection with this receipt of initial indications, the Board of Directors and its financial and legal advisors met on June 8, 2012. Greenhill representatives discussed with the Board a sale process update and analyzed the results of the six initial submissions. The initial proposals ranged from a low of $11.00 per share to a high of $14.50 per share from Thoma Bravo. Greenhill representatives also reported the decisions of the remaining strategic parties not to bid or, in the case of one party, which we refer to as Strategic Party C, to delay submitting an initial indication of interest. Strategic Party C had not executed a confidentiality agreement but stated it remained interested. Following the discussion, Greenhill was instructed by the Board to continue to engage actively with Strategic Party C as a potential bidder. Greenhill reported that those parties that declined to submit an initial indication of interest expressed concerns as to smaller future Federal government spending and its impact on the Company’s customers and the Company’s future organic growth, current trading multiples of the Company’s stock, a desire to avoid competitive sale processes, and, in the case of strategic parties (including Strategy Party A and Strategic Party B), whether the Company’s business fit with their strategic objectives. After discussing the initial indications of interest, the Board agreed to eliminate one potential bidder due to its low bid and, based on that bidder’s communication with Greenhill, a lack of any reasonable expectation of a higher bid. All bidders moving on in the sale process had submitted initial proposals ranging from $12.00 per share to $14.50 per share, except that the Board determined to let one additional bidder (Financial Sponsor A) have a management presentation, with the clear expectation that it would need to come back with a materially higher offer or it would be eliminated from the sale process.”

The disclosure in the first paragraph from the top of page 14 of the Information Statement under the heading “The Merger—Background” is split into two paragraphs and revised as follows:

“On June 11, 2012, Mr. Singh, Mr. Parker and representatives of Greenhill held a telephonic meeting with Holden Spaht and Orlando Bravo, both managing directors of Thoma Bravo. Mr. Bravo and Mr. Spaht each indicated that Thoma Bravo was seriously interested in and financially capable of acquiring the Company.

~~As this date was the last~~ June 11, 2012 was also the last day before Deltek authorized potential bidders to talk to alternative sources of financing and other advisors. The Company’s stock price began to appreciate significantly immediately after interested parties were allowed to broaden the circle of financing sources and advisors with which they were in communication, suggesting in the absence of any other identifiable factor or market trend that there was a likely correlation between the broader distribution of information about the sales process and the increase in Deltek’s stock price. As a result, June 11, 2012 – the day before Deltek broadly disseminated information on the sale process to interested parties and their ~~respective~~ financing sources and advisors on a confidential basis~~, this day~~ – was considered the last “unaffected” date for the price of our Common Stock.”

The disclosure in the second full paragraph from the top of page 16 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On August 8, 2012, Financial Sponsor F, a financial sponsor, contacted Greenhill to express interest in the Company. The Company discussed with its financial advisor the merits of allowing Financial Sponsor F to join the sale process and decided that Financial Sponsor F was unlikely to make a meaningful offer since Financial Sponsor F tended to be a “low price” bidder. Also, given the length of time this party would require to educate itself and to organize financing, and the strong possibility of disrupting the advanced stage of the current sale process and the potential for losing the existing bidders, no further action was taken.”

The disclosure in the third full paragraph from the top of page 16 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On August 10, 2012, at the initiation of Mr. Singh, the Company’s Lead Director, the Board’s Compensation Committee met to discuss the possibility of a transaction bonus plan, its possible terms and conditions, timing in respect to the Company’s ongoing sale process and tax implications. The Lead Director is Chairman of the Compensation Committee, which also includes two independent directors. The Lead Director suggested that the Compensation Committee consider such a plan in recognition of management’s extensive ongoing and continued efforts to support a successful outcome of the proposed transaction while simultaneously continuing to operate the business and develop it further this fiscal year. The Lead Director indicated that he had not discussed the possibility of a transaction bonus plan with management. Fried Frank was present as counsel. No decision was reached.”

The disclosure in the last paragraph on the bottom of page 16 of the Information Statement under the heading “The Merger—Background” is revised as follows:

“On August 19, 2012, representatives of Greenhill held a call with Financial Sponsor C. Financial Sponsor C stated that after further discussions with its investment committee, it had decided not to submit a final, fully documented bid~~, but instead~~ because any bid it submitted would be at a price lower than its original indication of interest, whereas the Company had previously urged it to increase its bid to stay competitive, and because such a price would be materially below the then current trading price of the Company’s stock, which Financial Sponsor C said it perceived as an impediment to a successful bid. Financial Sponsor C requested that Greenhill contact them should the anticipated pricing range decline, such that they might then have an opportunity to make a successful bid ~~arise~~. Financial Sponsor C noted its continuing strong interest in the Company, though it remained concerned about the potential for deep cuts in the Federal budget and uncertainty around which Federal government programs may be most affected.”

The disclosure in the second full paragraph from the top of page 27 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“For purposes of this analysis, Greenhill calculated, for each of the selected companies and for the Company, enterprise value as a multiple of estimated adjusted EBITDA for 2012 and 2013. The Company’s enterprise value was calculated, based on the Company’s public filings, as the sum of the market value of the total number of shares of the Company’s Common Stock calculated on a fully diluted basis (based on 68.694 million basic shares outstanding as of August 23, 2012 and 5.148 million options outstanding, with a weighted average exercise price of $8.52 as of August 23, 2012), plus $154.0 million of debt, less $40.1 million of cash plus New Mountain Capital, LLC’s fee payable pursuant to that certain agreement, dated as of April 22, 2005, which fee is calculated as 2% of the ~~Company’s enterprise value~~ transaction value as defined in the 2005 agreement. The Company’s “Adjusted EBITDA” was calculated as earnings before interest, taxes, depreciation and amortization, adding back stock compensation, restructuring charges and one-time charges, and was based on information from I/B/E/S. ~~EBITDA and enterprise values for the selected companies were based on information from I/B/E/S and company filings, respectively~~ For the purpose of this analysis, Greenhill used I/B/E/S estimates of the Company’s future performance, rather than the Company’s own estimates, in order to enhance the comparability of the Company’s statistics to those of the selected companies. This analysis indicated the following enterprise value multiples:”

Immediately following the first paragraph at the top of page 28 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor,” the following disclosure and chart are added:

“Although Greenhill considered the enterprise value to estimated adjusted EBITDA multiples to be the most meaningful for its analysis, it also calculated multiples associated with enterprise value to estimated revenue, enterprise value to unlevered free cash flow, and price to earnings, as follows:

	Enterprise Value/ Revenue				Enterprise Value/ Unlevered FCF				Price/Earnings				Price/Earnings to Growth
	2012E		2013E		2012E		2013E		2012E		2013E		2012E
Specialized Peers
Mean	2.70	x	2.43	x	23.5	x	17.8	x	23.3	x	18.7	x	1.5	x
Median	2.91		2.50		21.7		15.9		23.3		18.7		1.6

Mid-Market On-Premises Peers
Mean	2.04	x	1.89	x	18.1	x	14.4	x	17.3	x	14.6	x	1.8	x
Median	1.94		1.72		16.6		14.3		14.5		13.1		1.6

The disclosure in the second paragraph under the subheading “Discounted Cash Flow Analysis” on page 28 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“Greenhill calculated a range of implied present values per share of the Company’s Common Stock by discounting to present value as of June 30, 2012, using mid-year convention and a discount rate range of 10% to 12% based on the Company’s weighted average cost of capital (“WACC”) of 10.6%, the sum of (1) Company management’s projections of the standalone, after-tax unlevered free cash flows of the Company for the second half of fiscal year 2012 through fiscal year 2016, and (2) the present value in 2016 of Company management’s projection of the standalone, after-tax unlevered free cash flows of the Company for fiscal year 2016, growing in perpetuity at a range of rates from 1.5% to 2.5%. The perpetuity growth rates were selected based on Greenhill’s judgments concerning the future sustainable growth rate of the Company, and based on the midpoint of the growth rate range Greenhill calculated an implied terminal adjusted EBITDA multiple of 8.6x. Greenhill calculated the Company’s WACC based on the calculation of levered beta (which was based on an analysis of the historic betas and capital structures of the Company and of the Specialized Peers and Mid- Market On-Premise Peers), capital structure, a 6.6% historical equity risk premium, size premium, tax rate, cost of debt and a risk free rate of return. Greenhill assumed a tax rate of 37.5%. This discounted cash flow analysis resulted in an implied per share equity value range for the Company’s Common Stock of approximately $13.23 to $18.55. Greenhill compared this range to the $13.00 per share merger consideration.”

The disclosure in the third paragraph under the subheading “Discounted Cash Flow Analysis” on page 28 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“In order to take into account potential execution risk, Greenhill also performed a sensitivity analysis in order to illustrate how slight changes to management’s estimate of the Company’s product bookings growth rate and adjusted EBITDA margin expansion from fiscal years 2013 through 2016 would impact the low end of the discounted cash flow analysis’ implied per share equity value range, with adjusted EBITDA calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges. In the management projections, bookings grow at a compounded annual growth rate of 15.7% and assume margin expands from approximately 25% in 2012 to approximately 31% in 2016. For its sensitivity analysis, Greenhill varied these rates over a range of 10% to 16% for the product bookings growth rate in 2013 through 2016 and a range of 28.9% to 30.9% for the adjusted EBITDA margin expansion in 2016, with 2013 through 2015 adjusted EBITDA driven by a fixed reduction from management’s projected operating margins in each year. Greenhill then calculated the implied present values per share of the Company’s Common Stock resulting from this sensitivity analysis using the methodology described above, in all cases using a 12% WACC and 1.5% perpetuity growth rate. This resulted in an implied per share equity value range for the Company’s Common Stock for the low end of the discounted cash flow analysis of approximately $11.41 to $13.26. Greenhill compared this range, together with the range of $13.23 to $18.55 described above, to the $13.00 per share merger consideration.”

The disclosure in the paragraph carrying over from page 28 to page 29 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“Although Greenhill analyzed the valuation multiples implied by the Precedent Transactions and compared them to the transaction multiples implied by the Merger, none of these transactions is identical to the acquisition of the Company pursuant to the Merger Agreement. Accordingly, Greenhill’s analysis of the Precedent Transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, the parties involved and terms of their transactions (such as the date announced, total consideration, the multiples of enterprise value to LTM and NTM revenue and EBITDA, and the premia paid on a one day, one week and one month basis) and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the Precedent Transactions. In evaluating the Precedent Transactions, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters. Greenhill also made judgments as to the relative comparability of the companies in the Precedent Transactions to the Company and judgments as to the relative comparability of the various valuation parameters with respect to the companies.”

The disclosure in the first full paragraph on page 29 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“The following table identifies the selected transactions considered in this analysis. The Precedent Transactions included a subset of “Core” Precedent Transactions involving targets that primarily offered on-premise software (with limited software-as-a-service (SaaS)) and were primarily focused on specialized software and services for a limited number of industry segments. These “Core” transactions, which Greenhill deemed to be most relevant to the Merger, and which are noted with an asterisk in the following table of Precedent Transactions:”

The disclosure in the paragraph carrying over from page 29 to page 30 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is split into two paragraphs and revised as follows:

“Using enterprise value, latest twelve-month (“LTM”) EBITDA (for the twelve-month period prior to the fiscal quarter in which the transaction was announced) and estimated next twelve-month (“NTM”) EBITDA (including and subsequent to the fiscal quarter in which the transaction was announced) for ~~each of~~ the target companies based on I/B/E/S information, Greenhill derived from the ~~Core~~ Precedent Transactions reference ranges of valuation multiples for the Precedent Transactions. Although Greenhill considered enterprise value to latest LTM and estimated NTM EBITDA to be most meaningful for its analysis, Greenhill also used latest LTM and estimated NTM revenue for the target companies based on I/B/E/S information, to calculate reference ranges of valuation multiples for the Precedent Transactions.

The median enterprise value to LTM EBITDA multiple for the Precedent Transactions was 14.0x and the mean was 19.6x, with a high of 46.0x and a low of 5.9x (excluding Insight Venture Partners/Quest Software, IBM/DemandTec and SAP/Success Factors, which were considered not to be representative transactions). For the Core Precedent Transactions, the median and mean enterprise value to LTM EBITDA multiples ~~for the Core Precedent Transactions~~ were both 13.0x, with a high of 17.3x and a low of 8.1x. Based on this, Greenhill derived an enterprise value to LTM EBITDA multiple reference range of 12.0x to 14.0x, which it applied to the Company’s LTM adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges) of $70.6 million, in order to derive an implied per share equity value range for the Company’s Common Stock. This analysis resulted in an implied per share equity value range for the Common Stock of approximately $10.21 to $12.13.”

The disclosure in the first full paragraph on page 30 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“The median enterprise value to NTM EBITDA multiple for the Precedent Transactions was 12.8x and the mean was 16.6x, with a high of 36.1x and a low of 8.5x (excluding Insight Venture Partners/Quest Software, IBM/DemandTec and SAP/Success Factors, which were considered not to be representative transactions). The median enterprise value to NTM EBITDA multiple for the Core Precedent Transactions was 11.0x, and the mean was 11.7x, with a high of 13.3x and a low of 10.5x. Based on this, Greenhill derived an enterprise value to NTM EBITDA multiple reference range of 10.0x to 12.0x, which it applied to the Company’s NTM adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization, and adding back stock compensation, restructuring charges and one-time charges) from I/B/E/S of $100 million, in order to derive an implied per share equity value range for the Company’s Common Stock. This analysis resulted in an implied per share equity value range for the Common Stock of approximately $12.24 to $14.91.”

The disclosure in the second full paragraph on page 30 of the Information Statement under the heading “The Merger—Opinion of Deltek’s Financial Advisor” is revised as follows:

“Greenhill compared the premiums paid in the Core Precedent Transactions, calculated as the percentage by which the share transaction price exceeded the target company’s stock price one day, one week, and one month preceding announcement of the transaction. In certain cases, the premium was based on the target company’s unaffected closing stock price (as described in the public transaction documents associated with the applicable transaction) if there was information or speculation in the public domain regarding a transaction prior to the formal announcement date. The median one-day, one-week and one-month premiums were 20.7%, 19.3% and 26.2%, respectively. The mean one-day, one-week and one-month premiums 26.3%, 27.7% and 29.4%, respectively. Based on these values, Greenhill derived a reference range of 20% to 30% for one-day, one-week and one-month premiums. Greenhill then applied these premiums to the Company’s unaffected share price on June 11, 2012, the day before Deltek broadly disseminated information on the sale process to interested parties and their respective advisors on a confidential basis, to derive an implied per share equity value range for the Company’s Common Stock, which resulted in an implied per share equity value range of the Company’s Common Stock of approximately $12.59 to $13.64.”